EXHIBIT 23(b)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1991 Employee Stock Purchase and Dividend Reinvestment Plan, as amended, of State Auto Financial Corporation of our reports dated March 15, 2019, with respect to the consolidated financial statements of State Auto Financial Corporation and the effectiveness of internal control over financial reporting of State Auto Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Grandview Heights, Ohio
August 5, 2019